                                  EXHIBIT 22.1





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                                                                    EXHIBIT 22.1
                                                                     Page 1 of 3

                     FIRST FINANCIAL MANAGEMENT CORPORATION
                              LIST OF SUBSIDIARIES


                                                                                             State or Other
                                                                                             Jurisdiction of
Name of Subsidiary (1)                                                                       Incorporation
- ----------------------                                                                       --------------
Appalachian Computer Services, Inc.                                                               Kentucky
         Data Preparation, Inc.                                                                   Georgia
         Mail Services, Inc.                                                                      Tennessee
         Third Party Computer Equipment Sales Corp.                                               Kentucky

FFHC, Inc.                                                                                        Georgia

FFMC Canada Inc.                                                                                  Ontario
         Gamma Micro-Systemes LTEE                                                                Quebec
                 Gamma Terminals Inc.                                                             Quebec
                          Gamma Technik Inc.                                                      Quebec

FFMC Mexico H.C., Inc.                                                                            Georgia
         FFMC Mexico, S.A. de C.V.                                                                Mexico

FIRST HEALTH Services Corporation                                                                 Virginia
         A.P.L. Services, Inc.                                                                    New York
         FIRST HEALTH Data Services, Inc.                                                         Virginia
         First Mental Health, Inc.                                                                Tennessee
                 Psych Review Associates of Tennessee, Inc.                                       Tennessee
         Midwest Benefits Corporation                                                             Michigan
         VIPS, INC.                                                                               Maryland

FIRST HEALTH Strategies, Inc.                                                                     Delaware
         ALTA Reinsurance Company                                                                 Arizona
         FIRST HEALTH Realty, Inc.                                                                Utah
         FIRST HEALTH Strategies (TPA), Inc.                                                      Delaware
         FIRST HEALTH Strategies of Utah, Inc.                                                    Utah
                 FIRST HEALTH Insurance Agency, Inc.                                              Massachusetts
                 FIRST HEALTH Review, Inc.                                                        Utah
                 FIRST HEALTH Strategies of New Mexico, Inc.                                      New Mexico
                 FIRST HEALTH Strategies of Ohio, Inc.                                            Ohio
                 FIRST HEALTH Strategies of Pennsylvania, Inc.                                    Pennsylvania
                 FIRST HEALTH Strategies of Texas, Inc.                                           Texas
         U.S. Administrators, Inc.                                                                California

First Image Management Corporation                                                                Georgia





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                                                                    EXHIBIT 22.1
                                                                     Page 2 of 3


                                                                                             State or Other
                                                                                             Jurisdiction of
Name of Subsidiary (1)                                                                       Incorporation
- ----------------------                                                                       ---------------
IMTECH Atlanta, Inc.                                                                              Georgia

International Banking Technologies, Inc.                                                          Georgia

Kalvar Corporation                                                                                Delaware

Laser Print America, Inc.                                                                         Georgia

MicroBilt Corporation                                                                             Georgia
         COIN Banking Systems, Inc.                                                               Georgia
         Genesis Electronics, Inc.                                                                Georgia
         Hospital Cost Consultants, Inc.                                                          California
                 Master Hospital Systems, Inc.                                                    Texas
         MicroBilt Leasing, Inc.                                                                  Georgia
         MicroBilt Software, Inc.                                                                 Georgia
                 MicroBilt Products, Inc.                                                         Georgia
         Retail Interact, Inc.                                                                    California
         TechPoint, Inc.                                                                          Michigan

National Bancard Corporation                                                                      Florida
         First Financial Bank                                                                     Georgia
         NaBANCO Merchant Services Corporation                                                    Delaware

Nationwide Credit, Inc.                                                                           Georgia

National Network Communications, Inc.                                                             Delaware

OnLine Financial Communications Systems, Inc.                                                     Georgia
         Bianco Corporation                                                                       Georgia

Prime Consulting Group, Inc.                                                                      Georgia

TeleCheck International, Inc.                                                                     Georgia
         Shared Global Systems, Inc.                                                              Texas
         TeleCheck Services, Inc.                                                                 Delaware
                 TeleCheck Pittsburgh/West Virginia, Inc.                                         Pennsylvania
         TNZ, Inc. (2)                                                                            Colorado
         TeleCheck Recovery Services, Inc.                                                        Colorado
         TeleCheck Services of Puerto Rico, Inc.                                                  Georgia





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                                                                    EXHIBIT 22.1
                                                                     Page 3 of 3




(1) This list includes subsidiaries owned directly by FFMC and those owned indirectly through another subsidiary; each indentation denotes a tier of indirect ownership through wholly-owned subsidiaries. The Registrant owns 100% of the voting securities of all the above listed subsidiary companies, with two exceptions:

         - One share of FFMC Mexico, S.A. de C.V. is held by Nationwide Credit, Inc., a wholly-owned subsidiary of the Registrant, to satisfy a Mexican requirement of at least two shareholders.

         - 50% of Psych Review Associates of Tennessee, Inc. is owned by Behavioral Health Management, Inc.

(2) This company holds a 10% equity interest in TeleCheck Payment Systems Limited, a New Zealand corporation which is the TeleCheck franchisee in Australia and New Zealand.





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